RAIT Investment Trust Announces Fourth Quarter and Fiscal 2004 Earnings

PHILADELPHIA, PA — February 15, 2005 — RAIT Investment Trust (“RAIT”) (NYSE: RAS)

Fourth Quarter & Fiscal 2004 Highlights

•	Net income available to common shareholders for the three months ended December 31, 2004 increased 20.4% over the three months ended December 31, 2003

•	Net income per common share — diluted for the three months ended December 31, 2004 increased 5.0% over the three months ended December 31, 2003

•	Total assets at December 31, 2004 increased 36.5% over total assets at December 31, 2003

RAIT reported net income available to common shareholders for the three months ended December 31, 2004 of $16.2 million resulting in net income per common share diluted of $0.63 based on 25.7 million weighted average common shares diluted, as compared to net income available to common shareholders of $13.5 million resulting in net income per common share diluted of $0.60 based on 22.6 million weighted average common shares diluted, for the three months ended December 31, 2003. Total revenues for the three months ended December 31, 2004 were $27.5 million as compared to $21.4 million for the three months ended December 31, 2003.

RAIT reported net income available to common shareholders for the year ended December 31, 2004 of $60.9 million resulting in net income per common share diluted of $2.48 based on 24.6 million weighted average common shares diluted, as compared to net income available to common shareholders of $47.2 million resulting in net income per common share diluted of $2.23 based on 21.2 million weighted average common shares diluted, for the year ended December 31, 2003. Total revenues for the year ended December 31, 2004 were $99.1 million as compared to $76.2 million for the year ended December 31, 2003.

Balance Sheet Summary
At December 31, 2004, RAIT’s total assets were $729.5 million (including $491.3 million of investments in real estate loans, net, $44.0 million of investments in real estate-cost method and $136.5 million of investments in real estate, net). At December 31, 2003, RAIT’s total assets were $534.6 million (including $344.5 million of investments in real estate loans, net, $23.5 million of investments in real estate-cost method and $114.0 million of investments in real estate, net). At December 31, 2004, RAIT’s indebtedness secured by real estate (the sum of senior indebtedness relating to loans and long-term debt secured by real estate owned) was $114.7 million, and there was a $49.0 million aggregate balance outstanding under RAIT’s secured lines of credit. At December 31, 2003, RAIT’s indebtedness secured by real estate (the sum of senior indebtedness relating to loans and long-term debt secured by real estate owned) was $131.1 million and the aggregate amount outstanding under RAIT’s secured lines of credit totaled $23.9 million. RAIT’s total shareholders’ equity was $541.7 million at December 31, 2004 and $363.4 million at December 31, 2003. Total common shares outstanding were 25,579,948 at December 31, 2004 and 23,207,298 at December 31, 2003.

Dividend Summary
On December 31, 2004, RAIT paid a fourth quarter dividend of $0.60 per common share to shareholders of record on December 21, 2004. Including this fourth quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.51 per common share during each of the past twenty-six quarters. On December 31, 2004, RAIT paid a fourth quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a prorated quarterly dividend of $0.4952957 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on December 1, 2004.

Conference Call Webcast
Interested parties can access the LIVE webcast of RAIT’s Quarterly Earnings Conference Call at 11:00 AM Eastern on Thursday, February 17, 2005 by clicking on the Webcast link on RAIT’s homepage at www.raitinvestmenttrust.com. The webcast will be archived on the RAIT website for four weeks and can be accessed telephonically until Thursday, February 24, 2005, by dialing 1-888-286-8010, access code 80715307.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, see RAIT’s filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled “Risk Factors” and the Form 10-K for the year ended December 31, 2003. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

RAIT INVESTMENT TRUST

and Subsidiaries

Consolidated Statements of Income
(Unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2004	2003	2004	2003
REVENUES
Interest income	$17,461,081	$12,254,943	$60,985,829	$40,078,101
Rental income	7,804,445	5,989,174	27,939,141	24,375,905
Fee income and other	1,503,265	1,569,648	6,727,795	4,938,158
Investment income	724,314	1,617,630	3,420,317	6,798,849

Total revenues	27,493,105	21,431,395	99,073,082	76,191,013
COSTS AND EXPENSES
Interest	2,471,785	2,358,022	9,797,430	8,711,251
Property operating expenses	4,277,986	2,807,459	14,290,543	12,737,017
Salaries and related benefits	1,096,232	949,274	4,570,183	3,511,943
General and administrative	709,929	880,232	4,173,924	2,844,322
Depreciation and amortization	1,024,650	962,000	3,739,078	3,628,815

Total costs and expenses	9,580,582	7,956,987	36,571,158	31,433,348
Net income before minority interest	17,912,523	13,474,408	62,501,924	44,757,665
Minority interest	(12,082)	6,422	(29,756)	34,542

Net income before gain on sale of property interests and gain from involuntary conversion	$17,900,441	$13,480,830	$62,472,168	$44,792,207
Gain on sale of property interests	-	—	2,402,639	2,372,220
Gain on involuntary conversion	782,742	—	1,282,742	—

Net income	18,683,183	13,480,830	66,157,549	47,164,427
Preferred dividends	2,455,402	-	5,279,152	-
Net income available to common shareholders	$16,227,781	$13,480,830	$60,878,397	$47,164,427
Net income per common share – basic	$0.64	$0.60	$2.49	$2.24
Weighted average common shares – basic	25,547,930	22,479,110	24,404,168	21,043,308
Net income per common share – diluted	$0.63	$0.60	$2.48	$2.23
Weighted average common shares – diluted	25,733,322	22,644,784	24,572,076	21,190,203

RAIT INVESTMENT TRUST
and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2004	2003
ASSETS
Cash and cash equivalents	$13,331,373	$14,758,876
Restricted cash	22,947,888	7,660,835
Tenant escrows	211,905	204,772
Accrued interest receivable	9,728,674	12,731,283
Investments in real estate loans, net	491,281,473	344,499,320
Investments in real estate – cost method	44,016,457	23,540,095
Investments in real estate, net	136,487,247	114,000,104
Furniture, fixtures and equipment, net	639,582	621,501
Prepaid expenses and other assets	9,966,722	15,650,821
Goodwill, net	887,143	887,143

Total assets	$729,498,464	$534,554,750

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued liabilities	$4,410,101	$875,712
Accrued interest payable	480,168	518,527
Tenant security deposits	364,508	446,248
Borrowers’ escrows	18,326,863	11,118,564
Senior indebtedness relating to loans	51,305,120	55,376,280
Long-term debt secured by real estate owned	63,424,199	75,705,723
Secured lines of credit	49,000,000	23,903,760

Total liabilities	$187,310,959	$167,944,814
Minority interest	477,564	3,208,436

Shareholders’ equity:
Preferred shares, $.01 par value; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000and no shares, respectively, issued and outstanding	27,600	—
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300and no shares, respectively, issued and outstanding	22,583	—
Common shares, $.01 par value; 200,000,000 authorized shares; issued and outstanding 25,579,948 and 23,207,298 shares	255,799	232,072
Additional paid-in-capital	540,627,203	365,349,647
Retained earnings/(accumulated deficit)	1,900,274	(453,000)
Loans for stock options exercised	(506,302)	(776,349)
Deferred compensation	(617,216)	(950,870)

Total shareholders’ equity	541,709,941	363,401,500

Total liabilities and shareholders’ equity	$729,498,464	$534,554,750